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                                                                    EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in this Registration Statement on Form S-4 of Seminis, Inc. and its subsidiaries of our report dated January 13, 2003, except as to Note 17, for which the date is September 5, 2003 relating to the financial statements of Seminis, Inc. and its subsidiaries, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP

Los Angeles, CA
November 14, 2003